UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2004

DWANGO NORTH AMERICA CORP.
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-50533	84-1407365
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

200 W MERCER ST., SUITE 501	98119
SEATTLE, WASHINGTON	(Zip Code)
(Address of Principal Executive Offices)

(206) 286-1440
(Registrant's telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 18, 2004, Dwango North America Corp. (the “Company”) entered into a wireless distribution agreement with Playboy.com, Inc. (“Playboy”) pursuant to which the Company will license certain Playboy content and intellectual property rights and incorporate those properties into mobile entertainment services featuring the Playboy brand. The term of the agreement is three years. The Company has agreed to deliver a revolving irrevocable stand-by letter of credit in the amount of $125,000 in favor of Playboy which Playboy will have the right to draw upon if the Company fails to make any payment when due under the agreement. The Company has agreed to pay minimum royalties of $250,000 during the first year of the contract, $125,000 of which has been paid and $125,000 of which is due by January 30, 2005, $250,000 during the second year of the contract, and $350,000 during the third year of the contract. Additionally, the Company has agreed to spend a minimum of $100,000 per contract year to market and promote the content to be distributed by the Company pursuant to the agreement.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Dwango Reports Continued Record Revenues for Third Quarter

Growing Relationships with Cingular, AT&T Wireless, and Nextel Drive Another Quarter with over 200% Increase in Revenue

SEATTLE--(BUSINESS WIRE)--Nov. 22, 2004--Dwango® North America (OTCBB: DWGN), a leading developer and distributor of entertainment content and applications for mobile phones, today announced record revenue for its third quarter for the period ended September 30, 2004.

Dwango reported quarterly revenue of $545,000, a 208% increase versus the second quarter. For the nine months ended September 30, 2004, the Company had total revenue of $781,000. Dwango reported a third quarter loss of $2,775,000, or $.39 per share. For the nine months ended September 30, 2004, Dwango lost $6,430,000, or $.94 per share.

"It is an exciting time for Dwango. Our investments in product development, brand marketing, and infrastructure continue to pay off," said Rick Hennessey, Dwango's chief executive officer. “The demand for ringtones sold through leading wireless carriers such as Cingular Wireless, Nextel Communications and AT&T Wireless continues to grow rapidly, as demonstrated by the nearly four-fold increase in revenue in that area. We expect our success in ringtones to help fuel growth in sales of our games and other feature products, where partnerships with Rolling Stone and ESPN allow us to offer popular proprietary content. Recently, we completed a $3 million financing with an institutional investor, which will accelerate marketing activities, continue to expand distribution and acquire more exclusive content. We expect that our rapid penetration of many of the leading wireless carriers has laid the groundwork for continued growth in the fourth quarter and 2005.”

Some of the highlights of the third quarter included:

•	Strengthened balance sheet. Dwango raised $3 million through a private placement with Weiss, Peck & Greer Investments.

•	Enhanced first-of-it’s-kind functionality for mobile content. Dwango delivered the first-of-its-kind SMS wake-up functionality for Dwango's industry leading games, including the recently launched ESPN Bassmaster game "Legendary Lunkers."

•	New partners. Dwango partnered with Beliefnet, Inc., the premier multi-faith media company and online community, to bring customers mobile media content under the Beliefnet Mobile brand.

•	Expanded Ringtone offerings. Dwango signed an agreement with INgrooves, the world's largest digital record company, to create music ringtones from INgrooves' dance, electronic, hip-hop and R&B artists and labels.

Dwango North America Corp.
Condensed Consolidated Balance Sheet
(In Thousands)

September 30,
2004
ASSETS	(unaudited)
Current Assets:
Cash	$1,823
Prepaid Royalties	659
Prepaid expenses	188
Other current assets	27
Accounts Receivable	452

Total current assets	3,149

Fixed assets, (net)	283
Deferred financing costs	865
Intangibles, net	402
Prepaid License	339

$5,038

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$680
Current portion of lease obligation	59

Total current liabilities	739

Long-Term Liabilities:
Senior convertible notes payable, net of debt	1,479
discount and deferred financing of $4,776,000
Accrued interest - senior convertible notes	256
Long term portion of lease obligation	75
Total Liabilities	2,549

Redeemable Convertible Series A Preferred stock,	50
$.001 par value; isssued and outstanding 1,250
shares; including $33,000 of accrued dividends
and net of debt discount and deferred financing
of $1,233,000

Redeemable Convertible Series B Preferred stock,	674
$.001 par value; isssued and outstanding 3,000
shares; including $34,000 of accrued dividends
and net of debt discount and deferred financing
of $2,361,000

10,000,000 total shares of Preferred stock authorized

Stockholders' equity:
Common stock, $.001 par value; 50,000,000 shares	7
authorized; issued and outstanding 7,412,000
shares
Additional paid-in capital	14,315
Deficit accumulated during development stage	(12,557)

Total stockholders' equity	1,765

$5,038

Consolidated Income Statement
(In Thousands, except per share data)
(Unaudited)

	Three-Month Period Ended September 30, 2004		Nine-Month Period Ended September 30, 2004

	2004	2003	2004	2003

Revenue	$545	$4	$781	$10

Cost of Sales	381		468

Gross Profit	164	4	313	10
Expenses:
Sales and Marketing	324	31	615	31
Research and Development	677	84	1,597	84
General and administrative	1,047	1,223	2,666	2,422
Operating loss	(1,884)	(1,334)	(4,565)	(2,527)

Interest expense, including	679	187	1,647	247
amortization of debt issuance
cost and net of interest income

Net loss	(2,563)	(1,521)	(6,212)	(2,774)

Accretion of redeemable	(212)	-	(218)	-
preferred stock obligations

Net Loss attributable to	$(2,775)	$(1,521)	$(6,430)	$(2,774)
common stockholders

Common share data:
Basic and diluted loss per share	$(0.39)	$(0.30)	$(0.94)	$(0.55)

Weighted average number of	7,116	5,074	6,869	5,052
basic and diluted common
shares outstanding

About Dwango North America

Dwango North America offers a comprehensive approach for bringing lifestyle and affiliate brands to the wireless market through customized entertainment content, ringtones, games and applications for mobile phones. Dwango North America holds exclusive technology and trademark licenses from Dwango Co. Ltd. of Japan. Dwango North America corporate information can be found at www.dwango.com.

This release contains forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Dwango undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated results. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the need to raise capital, the business of Dwango, including the market for its products and services, the effect of government regulation and competition, and other material risks.

Contact:
    Dwango North America Corp.
    Nicole Bahr, 206-286-1440 (office) or 206-498-8582 (cell)
    Nicole.bahr@dwango.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2004

DWANGO NORTH AMERICA CORP.

By:	/s/ Rick J. Hennessey
Rick J. Hennessey
Chief Executive Officer